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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT

ELMAGCO, INC., a Delaware corporation (the "Company") hereby employs H.B. PAYNE, JR. (hereinafter referred to as "Employee") as President and Chief Executive Officer of the Company, effective July 1, 1998, on the terms and conditions set forth herein. BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC., ("Boots & Coots"), is a party hereto for the purposes of Section 3(f) hereof and to ensure the performance by the Company of its obligations hereunder.

                                   WITNESSETH

1. Duties. Employee shall perform such services regarding the operations of the Company as the Board of Directors may from time to time reasonably request, and Employee will only be assigned duties of the type, nature and dignity normally assigned to an officer of his position with respect to a corporation of the size, status and nature of the Company. Employee shall at all times faithfully, with diligence, and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the terms of this agreement. It is expressly understood and agreed that in the performance of his duties and obligations hereunder, Employee shall at all times be subject to the direction and control of the Board of Directors of the Company. Employee shall devote substantially all of his time to the performance of his duties hereunder and shall exclusively conduct the business of Employer and its affiliates. The expenditure of reasonable amounts of time by the Employee for personal, charitable or professional activities or to the business of L. E., Inc., and Lynn Elliott Company, Inc. shall not be a breach of this Agreement, provided such activities do not materially interfere with the services required to be rendered by Employee under this Agreement, and are not contrary to the business or other interests of the Company. Employee shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the terms hereof.

2. Term. The employment contemplated by this Agreement shall commence on July 1, 1998 and continue (unless terminated pursuant to the terms hereof) for a term of five (5) years.

3. Compensation. In consideration of the work and other services that Employee performs for the Company hereunder, the Company shall pay Employee the following:

         (a) Base Salary. During the term hereof, the Company shall pay Employee a gross annual salary of $140,000, payable semi-monthly in accordance with the company's normal payroll policies, subject to withholding for federal income tax, social security, state and local taxes, if any, and any other sums that the Company may be legally required to withhold. Employee will be eligible for all cost of living adjustments that are awarded to the Company employees.

         (b) 1998 Incentive Bonus. For the year ending December 31, 1998, the Company will pay to Employee an incentive bonus of $200,000 (the "1998 Incentive Bonus"), which may be paid in cash or, at the election of the Company, up to one-half may be paid in shares of common stock, $.00001 par value, of Boots & Coots ("Common Stock").


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         If the Company elects to pay a portion of the 1998 Incentive Bonus in
         Common Stock, the value of each share of Common Stock, for the purposes hereof, shall be equal to the Market Price (as defined in subsection 3(e) hereof) and the cash portion of the 1998 Incentive Bonus shall be reduced by the product of the number of shares of Common Stock issued to Employee multiplied by the Market Price. In the event the Company exercises its election to pay a portion of the bonus in shares of Common Stock, it shall increase the cash paid to Employee by an amount equal to (i) the federal income tax liability of Employee applicable to the portion of such bonus paid in shares of Common Stock and (ii) the federal income tax liability of Employee applicable to the cash adjustment paid pursuant to (i) above.

         (c) Default Incentive Bonus. For the year ended December 31, 1999, and each succeeding year during the term hereof in which the Company fails to enact the Alternative Incentive Bonus Plan discussed in subsection 3(d) below, the Company shall pay Employee a bonus based on the Company's annual financial performance, as follows: Employee will receive an amount equal to 4% of the net after tax income of the Company up to $2,000,000; 5% of the net after tax income of the Company in excess of $2,000,000 but less than $3,000,000; and 5.5% of the net after tax income of the Company that is in excess of $3,000,000.

         The Default Incentive Bonus shall be calculated using the audited financial statements of the Company for the year ended December 31 prepared in accordance with generally accepted accounting principles consistently applied and adjusted on a "tax-affected" basis to exclude increases in amortization and depreciation expense resulting from the step-up in basis from the Company's 338(h)(10) election in connection with the acquisition of the Company by Boots & Coots on July 23, 1998 (the "Acquisition"), the treatment of the Acquisition as a purchase, intercompany charges that the Company would not ordinarily have paid or incurred in connection with the conduct of its business, and to include interest expense for the Company's working capital and capital expenditure requirements for such period incurred on behalf of the Company by Boots & Coots or another affiliate of the Company (unless already reflected in such financial statements as intercompany charges). In no event shall interest expense on account of debt incurred by Boots & Coots to acquire the Company be included in such calculation.

         If the bonus amount which will accrue to the Employee under this
         Section 3(c) is reduced as a result of the sale, transfer, or assignment of any "core business" of the Company (after taking into account any increases through additions to existing or new core businesses), the manner in which the Default Incentive Bonus is calculated shall be equitably adjusted in order to give the Employee the opportunity to earn the same level of Default Incentive Bonus he would have earned if not for such sale, transfer, or assignment. The terms "core business" or


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         "core businesses" means the brake, industrial generator or thruster businesses of the Company or any other business line that represents 25% or more of the fair market value of the assets of the Company or 25% or more of the annual operating revenues of the Company.

         (d) Alternative Incentive Bonus Plan. Boots & Coots intends to develop a broad based incentive compensation plan for senior management which takes into account the consolidated financial performance of Boots & Coots in addition to the financial performance of the subsidiary or business group by which the plan participants are employed. Accordingly, the Company and Employee agree that should Boots & Coots implement an incentive plan (the "Alternative Incentive Bonus Plan") covering key employees (including Employee) and such plan offers Employee "Comparable Economic Value" (as defined below) to the Default Incentive Bonus, at the election of the Company Employee's bonuses, if any, shall be determined in accordance with the terms of such Alternative Incentive Bonus Plan for all periods covered by such plan and the Default Incentive Bonus provisions of subsection (c) hereof shall be of no further force or effect.

         "Comparable Economic Value" means a plan that, through any combination of cash, stock, stock options, stock appreciation rights or any similar compensation arrangement, offers potential compensation to Employee equal to or greater than the Default Incentive Bonus set forth above. For purposes of such comparison, the Default Incentive Bonus shall have a value of $185,000 per year. The value of the Alternative Incentive Bonus Plan will be determined based upon the projected bonus compensation payable to Employee thereunder for the calendar year in which it is to go into effect and the bonus compensation that would have been paid to Employee under the Alternative Incentive Bonus Plan for the year immediately preceding the year such plan is to go into effect. The projected compensation and proforma compensation shall be determined in the good faith judgment of the Board of Directors of the Company. In other words, if the Alternative Incentive Bonus Plan would have provided and is projected to provide incentive compensation to Employee equal to or greater than $185,000 for the preceding year and for the current year, the Company shall, at its option, have the right to elect by written notice to Employee that such plan shall govern Employee's incentive compensation, if any, in lieu of subsection 3(c) hereof. Thereafter all incentive compensation shall be governed by the terms of such plan, without the necessity for any further calculation of "Comparable Economic Value." Further, the specific terms and provisions of such plan shall be solely within the discretion of Boots & Coots, the only obligation hereunder being that the Comparable Economic Value determination be met upon implementation of the plan with respect to Employee.

         (e) Definition of Market Price. As used herein, the term "Market Price" means the average of the daily closing prices per share of the Common Stock for the thirty (30) consecutive trading days immediately preceding the day as of which Market Price is being determined. The closing price for each day shall be the last reported


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         sale price or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the American Stock Exchange, or, if the shares of the Common Stock are not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or, if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information or as reported on the NASD's OTC Electronic Bulletin Board ("OTC"). If shares of the Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization or reported on OTC, the Market Price shall be deemed to be the value of a share of the Common Stock as determined in good faith by the Company's Board of Directors as expressed by a resolution of such board as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

         Payment of incentive bonuses under subsections 3(b) and 3(c) will be made as soon as practical after receipt by the Company of the audited financial statements of the Company, but not later than 45 days after receipt of such statements. Incentive bonuses under subsection 3(d) will be paid in accordance with the terms of such plan or, if such plan does not specify the date of payment, in accordance with the foregoing.

         (f) Options. Upon the execution of this Agreement, Boots & Coots will grant to Employee the option to acquire 100,000 shares of Boots & Coots subject to the following vesting schedule:

                           July 1, 1998              20,000 shares
                           July 1, 1999              20,000 shares
                           July 1, 2000              20,000 shares
                           July 1, 2001              20,000 shares
                           July 1, 2002              20,000 shares

                  The option price will be $2.50 per share, and the option shall be represented by a written agreement containing terms and provisions substantially the same as those contained in similar options granted by Boots & Coots (except as expressly modified herein) and shall be granted in a transaction structured so as to comply with the exemption granted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. All unexercised options will expire on July 1, 2008. Vested options will survive any termination of Employee's employment hereunder. In the event Employee's employment is terminated without cause, or upon a change of control (the acquisition of 50% or more of the voting stock by any unaffiliated person, entity or related group) of Boots & Coots or the Company during the term of Employee's employment, the unvested portion of Employee's option shall immediately vest. The unvested portion of Employee's option shall immediately terminate if Employee's employment is terminated pursuant to Section 10(c) or 7(d) hereof.


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         (g) Vacation. Employee shall be entitled to vacation in accordance with the vacation policies of the Company from time to time in effect with respect to the executive employees of the Company.

         (h) Other Benefits. During the term of this Agreement, Employee shall be entitled to participate in all employee benefit plans from time to time made available to the executives or general employees of the Company or the executives of Boots & Coots.

         (i) Insurance. The Company will provide Employee with coverage under a policy of hospitalization and major medical insurance at no cost to the Employee. Employee's dependents may be covered under such insurance policy, subject to the terms of such policy, at the expense of Employee. The Company will provide life insurance coverage and short term and long term disability insurance coverage in an amount to be determined by the Board of Directors of the Company. Employee acknowledges that Boots & Coots or the Company may seek to secure a policy of Key Man life insurance on the life of Employee, with death benefits payable to Boots & Coots or the Company. Employee agrees to cooperate in securing the same.

4. Expenses. The Company shall reimburse Employee or any affiliate of Employee for all reasonable expenses and disbursements incurred by Employee or such affiliate, respectively, in connection with Employee's duties hereunder, including expenses for entertainment and travel, as are consistent with the policies and procedures of the Company.

5. Confidential Information. Employee acknowledges that in the course of employment by the Company, Employee will receive certain trade secrets and confidential information belonging to the Company or Boots & Coots and its affiliates that such companies desire to protect as confidential. For the purposes of this agreement, the term "confidential information" shall mean information of any nature and in any form which at the time is not generally known to those persons engaged in business similar to that conducted by the Company or Boots & Coots and its affiliates which is proprietary or trade secret in nature, or which has been revealed to Employee accompanied by the delivery of a written statement which identifies such information as confidential. Employee agrees that such information is confidential and that he will not reveal such information to anyone other than officers, directors and employees of the Company or Boots & Coots and its affiliates. Upon termination of employment, for any reason, Employee shall surrender to the party owning such information all papers, documents and other property of such party.

6. Obligation of Loyalty. During the term of employment, Employee agrees that he will not:


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         (a) make a statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company or Boots & Coots or its affiliates in any way; that will or may injure the Company or Boots & Coots or its affiliates in any way; or solicit or encourage any other employee of such companies to do any such act;

         (b) inform any existing or potential customer, supplier or creditor of the Company or Boots & Coots or its affiliates that Employee intends to resign; or make any statement or do any act intended to cause any existing or potential customer, supplier or creditor of the Company or Boots & Coots or its affiliates to learn of Employee's intention to resign; or

         (c) discuss with any existing or potential customer, supplier or creditor of the Company or Boots & Coots or its affiliates the present or future availability of services provided by a business that competes with the Company or Boots & Coots or its affiliates.

7. Disclosure of Information, Ideas, Concepts, Improvements, Discoveries and Inventions. Employee agrees that during his employment, Employee shall promptly disclose in writing to the Company all information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, and whether or not reduced to practice, which are conceived, developed, made or acquired by Employee, either individually or jointly with others, and which relate to the business, products or services of the Company or Boots & Coots or its affiliates, irrespective of whether Employee utilized the Company's time or facilities and irrespective of whether such information, idea, concept, improvement, discovery or invention was conceived, developed, discovered or acquired by the Employee on the job, at home, or elsewhere (collectively, the "Inventions").

8. Ownership of Information, Ideas, Concepts, Improvements, Discoveries, Inventions, and All Original Works of Authorship.

         (a) All Inventions are and shall be the sole and exclusive property of the Company. Moreover, all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such Inventions are and shall be the sole and exclusive property of the Company. (b) Employee hereby specifically sells, assigns and transfers to the Company all of his worldwide right, title and interest in and to all such Inventions, and any United States or foreign applications for patents, inventor's certificates or other industrial rights that may be filled thereon, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and applications for registration of any names and marks included therewith. Both during the period of Employee's employment and thereafter, Employee shall assist the Company and its nominee at all times in the protection of such Inventions, both in the United States and all foreign countries, including but not limited to, the execution of all lawful oaths and all assignment documents requested by the Company or its nominee in connection with the preparation, prosecution, issuance or enforcement of any applications for United


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         States or foreign letters patent, including divisions, continuations, continuations-in-part, reissue, and/or extensions thereof, and any application for the registration of names and marks included therewith.

         (c) Moreover, if during Employee's employment, Employee creates any original work of authorship which is the subject matter of copyright relating to the business, products, or services of the Company or Boots & Coots or its affiliates whether such work is created solely by Employee or jointly with others, the Company shall be deemed the author of such work if the work is prepared by Employee in the scope of his or her employment; or, if the work is not prepared by Employee within the scope of his or her employment but is specifically ordered by Employer as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation or as an instructional text, then the work shall be considered to be work made for hire and the Company shall be the author of the work. In the event such work is neither prepared by the Employee within the scope of his employment or is not a work specially ordered and deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents, does assign, to the Company all of Employee's worldwide right, title and interest in and to such work and all rights of copyright therein. During the period of Employee's employment, Employee agrees to assist the Company and its nominee, at any time, in the protection of the Company's worldwide right, title and interest in and to the work and all rights or copyright therein, including but not limited to, the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries.

9. Agreement Not To Solicit or Compete. During the term hereof and for a period of two years after the termination of employment hereunder (the "Termination Date"), regardless of how terminated, Employee will not, singly, jointly, or as a partner, member, contractor, employee or agent of any partnership or as an officer, director, employee, agent, contractor, stockholder or investor in any other entity or in any other capacity, directly or indirectly:

         (a) own, manage, operate, join, control or participate in the ownership, management, operation or control of, work for, permit the use of his name by, provide financial or other assistance to, or be connected in any manner with, any business which engages in a business substantially similar to or competitive with the Company's business as carried on as of the Termination Date, in any markets in which the Company conducts business as of the Termination Date or conducted business at any time within the three (3) years prior to such date;

         (b) induce, or attempt to induce, any person or party who, on the Termination


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         Date is employed by the Company or Boots & Coots or its affiliates or at any time during the term of this covenant is, or may be, or becomes an employee of any of such companies, to terminate his, her or its employment with such company;

         (c) induce, or attempt to induce, any person, business or entity which is or becomes a customer or supplier of the Company or Boots & Coots or its affiliates, or which otherwise is a contracting party with the Company or Boots & Coots or its affiliates, as of the Termination Date, or at any time during the term hereof, to terminate any written or oral agreement or understanding with the Company or Boots & Coots or its affiliates, or to interfere in any manner with any relationship between the Company or Boots & Coots or its affiliates and such customer or supplier;

         (d) employ or otherwise engage in any capacity any person who at the Termination Date or at any time during the period two years prior thereto was employed, or otherwise engaged, in any capacity by the Company or Boots & Coots or its affiliates and who, by reason thereof is or is reasonably likely to be in possession of any confidential information.

Employee acknowledges and agrees that the provisions of this section constitute a material, mutually bargained for portion of the consideration to be delivered under this agreement and that it is a condition precedent to the creation and existence of the obligations of the Company and Boots & Coots hereunder.

Employee acknowledges and agrees that (i) the breach or anticipated breach by Employee of any provision of this Section 9 will result in immediate and irreparable injury for which there will not be an adequate remedy at law; (ii) in the event of the termination of this agreement, Employee has experience and capabilities that will enable him to obtain alternative employment that will not cause or require him to violate the covenants in this Section 9; and (iii) specific enforcement of this agreement by way of an injunction shall not prevent Employee from earning a reasonable livelihood. Employee covenants and agrees that the Company shall be entitled, in the event of a breach or an anticipated breach of such provisions by Employee, to bring a civil action in any court of competent jurisdiction for specific performance, affirmative and/or negative injunctive relief and/or to seek any and all legal and equitable remedies to which the Company may be entitled. Accordingly, Employee hereby submits to the jurisdiction of such court and waives the defense in any equitable proceeding that there is an adequate remedy at law for any such breach or anticipated breach and such party shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. Any remedy provided for hereunder shall not be exclusive or exhaustive and the Company may resort to other remedies or any combination of remedies as it may choose or as otherwise may be available to it.

Employee hereby acknowledges and agrees that the geographic area and the time period and nature of the agreed restrictions evidenced hereby are necessary and reasonable for the protection of the Company and Boots & Coots. Employee acknowledges and agrees


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that should the totality of the time period and/or geographic area of this
Section 9 be declared unenforceable, for whatever reason, the terms and provisions hereof shall be construed and enforced such that the maximum permissible effect will be given to such terms and provisions in order to effect the Company's and Boots & Coots' interests.

10. Termination for Cause by the Company. The Company may terminate employment of Employee under this agreement if any of the following occur:

         (a) the death of Employee;

         (b) the Employee becomes, in the good faith opinion of the Company, physically or mentally disabled, for a period of more than thirty (30) consecutive days, or for a period of more than sixty (60) days in the aggregate during a twelve (12) month period, to extent he is unable to perform his duties hereunder;

         (c) the Employee continues to be in breach of any material provision of this agreement after notice thereof and a ten (10) day opportunity to cure;

         (d) the Employee fails, or refuses to comply with the policies, standards or regulations of the Company that have been made known to Employee after notice thereof and a ten (10) day opportunity to cure; or

         (e) the Employee commits, is arrested or officially charged with any felony, or any crime involving moral turpitude, which, in the good faith opinion of the Company, would impair Employee's ability to perform his duties hereunder or would impair the business reputation of the Company or Employee misappropriates any funds or property of Employer.

In the event of a termination for cause pursuant to the provisions of this agreement, the Company shall give a written statement to Employee (or his representative) specifying the event causing such termination, and the termination will be immediately effective. In the event of a termination for cause pursuant to the provisions above, this agreement shall be wholly terminated (except with respect to any of the provisions of this agreement relating to activities and conduct after the termination of the employment relationship between the Company, Boots & Coots and Employee which shall remain in full force and effect, and be enforceable as provided for herein) and Employee shall not be entitled to any further compensation or any other benefits provided for herein, and shall not be entitled to severance pay; provided, however, that if such termination is pursuant to the death or disability of Employee, Employee (or his estate) shall be entitled to receive the base salary and bonus compensation, if any, to which Employee would have been entitled pursuant to Section 3 hereof to the date of Employee's death or disability. The calculation of Employee's bonus in such event shall be determined using the financial information of the Company to the date of death or disability and shall be calculated to such date rather than on a full fiscal year.

11. Termination for Cause by Employee. Employee may terminate his employment hereunder if any of the following occurs:


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         (a) there is a material change or alteration in the duties, responsibilities or working conditions of Employee after notice thereof and a ten (10) day opportunity to cure; or

         (b) Boots & Coots or the Company continues to be in breach of any material provisions of this agreement after notice thereof and a ten
         (10) day opportunity to cure.

12. Notices. All notices or other communications pursuant to this contract may be given by personal delivery, or by certified mail, addressed to the home office of Boots & Coots or to the last known address of Employee. Notices given by personal delivery shall be deemed given at the time of delivery, and notices sent by certified mail shall be deemed given when deposited with the U.S. Post Office.

13. Entirety of Agreement. This Agreement contains the entire understanding of the parties and all of the covenants and agreements between the parties with respect to the employment.

14. Governing Law. This Agreement shall be construed and enforced in accordance with, and be governed by, the laws of the State of Texas.

15. Waiver. The failure of either party to enforce any rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of one breach shall not be deemed a waiver of any other breach of the same or any other provision hereof.

16. Assignment. This Agreement shall not be assignable by Employee. In the event of a future disposition of the properties and business of the Company or Boots & Coots by merger, consolidation, sale of assets, or otherwise, then the Company and Boots & Coots may assign this Agreement and all of its rights and obligations to the acquiring or surviving entity; provided that any such entity shall assume all of the obligations of the Company and Boots & Coots hereunder.

17. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be submitted to and finally settled by binding arbitration to be held in Houston, Texas, in accordance with the rules of the American Arbitration Association in effect on the date of this Agreement, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All agreements contemplated herein to be entered into to which the parties hereto are parties shall contain provisions which provide that all claims, actions or disputes pursuant to, or related to, such agreements shall be submitted to binding arbitration. In any proceeding to enforce the provisions hereof by specific performance or such other remedy as may be available at law or in equity, the prevailing party shall be entitled to recover reasonable expenses incurred by him, including reasonable attorney's fees.


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DATED, this       day of           , 1998.
            -----        ----------

ELMAGCO, INC.                               EMPLOYEE



By:
   ------------------------------           -------------------------------


BOOTS & COOTS INTERNATIONAL
WELL CONTROL, INC.



By:
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